AMENDMENT NO. 13                         EX-7f
                                     to the

                   VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

                             EFFECTIVE MARCH 1, 2005

                                     Between

                     JACKSON NATIONAL LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")

                                       and

                        ACE TEMPEST LIFE REINSURANCE LTD.
                                  ("REINSURER")



Effective April 6, 2009, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement. It is mutually agreed that the Agreement will be amended to correct the reinsurance premium rates for policies that convert to the new Guaranteed Minimum Death Benefits. To effect these changes, the following provision of this Agreement is hereby amended:

|X| Schedule D, QUARTERLY REINSURANCE PREMIUM RATE, Amendment # 12, is hereby replaced by the attached Schedule D.




Jackson National Life Insurance Company        ACE Tempest Life Reinsurance Ltd.


By  ____Lisa C. Drake____________________      By  _____Huan Tseng______________

Name __Lisa C. Drake____________________       Name ___Huan Tseng_______________

Title  _SVP & Chief Actuary_______________     Title SVP & Chief Pricing Officer

Date  __6/15/2009________________________      Date ___June 4, 2009_____________

                                   SCHEDULE D

                       QUARTERLY REINSURANCE PREMIUM RATE

The QUARTERLY REINSURANCE PREMIUM RATE, subject to the terms and conditions of this Agreement, is shown in the table below for each GMIB TYPE. It applies to all CONTRACT TYPEs, and is guaranteed while the reinsurance coverage is in effect.



GMIB TYPE FORM NUMBER                                         QUARTERLY RATE

If has not elected GMDB forms 7557, 7558, 7559, 7560, 7596, 7597, 7598, 7599:

7454, 7485, 7485A WA, 7485A WA Unisex                X.XXXX
7524, 7524A WA, 7524A WA Unisex                      X.XXXX
7551, 7551A WA, 7551A WA Unisex                      X.XXXX

If has elected GMDB forms 7557, 7558, 7559, 7560, 7596, 7597, 7598, 7599:

7454, 7485, 7485A WA, 7485A WA Unisex                X.XXXX
7524, 7524A WA, 7524A WA Unisex                      X.XXXX
7551, 7551A WA, 7551A WA Unisex                      X.XXXX








JNL ACE 2005 TREATY SCHEDULE D AMENDMENT # 13